AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
   FEBRUARY 7, 1997

                                          Registration No.333-19129
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                   --------------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                 ON FORM S-8
                                     TO
                                  FORM S-4

                           Registration Statement
                                    Under
                         The Securities Act of 1933
                  ----------------------------------------

                              ANTEC CORPORATION
           (Exact name of registrant as specified in its charter)

              Delaware                               36-3892082
   (State or other jurisdiction of              (I.R.S. employer
   incorporation or organization)               identification no.)
                             2850 West Golf Road
                       Rolling Meadows, Illinois 60008
        (Address of principal executive offices, including zip code)


         TSX CORPORATION 1996 SECOND AMENDED AND RESTATED LONG-TERM
                       INCENTIVE COMPENSATION PROGRAM
      TSX CORPORATION 1993 AMENDED AND RESTATED DIRECTORS STOCK OPTION
                              PLAN, AS AMENDED
          TSX CORPORATION 1994 W.H. LAMBERT STOCK OPTION AGREEMENT
                          (Full title of the plans)


                                James E. Knox
                             2850 West Golf Road
                       Rolling Meadows, Illinois 60008
                   (Name and address of agent for service)

                               (847) 439-4444
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                              Lesa M. Ingraham
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5996


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                              EXPLANATORY NOTE

             ANTEC Corporation (the "Registrant or ANTEC") hereby amends this Registration Statement to register on Form S-8 892,240 shares of Common Stock, par value $0.01 per share, which were previously registered hereby on Form S-4, to be sold upon the exercise of certain options to purchase shares of such Common Stock. Prior to the merger of a wholly-owned subsidiary of the Registrant into TSX Corporation ("TSX"), these options were options to purchase shares of the common
   stock of TSX.   Such options were  converted by virtue of that merger
   into options to purchase Common Stock of the Registrant. The amendment relates to Common Stock issuable in connection with the TSX Second Amended and Restated Long-Term Incentive Compensation Plan, the TSX Amended and Restated Directors Stock Option Plan, as amended, and the TSX W.H. Lambert Stock Option Agreement.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents which have been filed by ANTEC and TSX (which became a wholly-owned subsidiary of the Registrant on February 6, 1997) are incorporated herein by reference:

        (a) The final prospectus filed as part of the Registrant's Registration Statement on Form S-4, File No. 333-19129, effective December 31, 1996;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

        (c)  The Registrant's Current Report on Form 8-K dated November
             1, 1996;

        (d) The description of the Registrant's Common Stock, $0.01 per share (the "Common Stock") contained in the Registrant's Registration Statement on Form S-4, File No. 333-19129, effective December 31, 1996;

        (e) TSX Annual Report on Form 10-K for the year ended April 30, 1996, Commission File No. 1-11814;

        (f) TSX Quarterly Reports on Form 10-Q for the quarters ended July 27, 1996 and October 26, 1996, Commission File No. 1-11814; and

        (g) TSX Current Reports on Form 8-K dated June 14, 1996, and November 7, 1996, Commission File No. 1-11814.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

             Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

   ITEM 4.   DESCRIPTION OF SECURITIES.

             Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Pursuant to the provisions of the Delaware General Corporation Law ("Delaware GCL"), ANTEC has adopted provisions in its Certificate of Incorporation and Bylaws which require ANTEC to indemnify its officers and directors to the fullest extent permitted by law, and eliminate the personal liability of its directors to ANTEC or its stockholders for monetary damages for breach of their duty of due care except: (a) for any breach of the duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) for liability under
   Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (d) for any transaction from which the director derived any improper personal benefit. In addition, ANTEC's Certificate of Incorporation and Bylaws require ANTEC to indemnify its directors and officers, permit ANTEC to insure its directors and officers and permit ANTEC to indemnify or insure its employees or agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that ANTEC shall not be obligated to advance expenses or to indemnify any such person (a) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, (b) for any amounts paid in settlement of an action indemnified against by ANTEC without the prior written consent of ANTEC, or (c) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation.

             The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant. The Registrant intends to maintain this insurance policy after the completion of the merger.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

   ITEM 8.   EXHIBITS.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page II-5.

   ITEM 9.   UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts
             or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration

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   statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on this 7th day of February, 1997.

                                           ANTEC CORPORATION
                                                (Registrant)

                                           By:  /s/ John M. Egan
                                                --------------------
                                                John M. Egan
                                                President


             Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on February 7, 1997.


        /s/ John M. Egan                      /s/ Lawrence A. Margolis
   ------------------------------        -------------------------------
             John M. Egan                      Lawrence A. Margolis
      President, Chief Executive             Executive Vice President
         Officer and Director                     and Secretary
     (Principal Executive Officer)        (Principal Financial Officer)


        /s/ Daniel J. Distel                  /s/ Rod F. Dammeyer *
   ------------------------------        -------------------------------
           Daniel J. Distel                 Rod F. Dammeyer, Director
     Vice President and Controller
    (Principal Accounting Officer)


        /s/ James L. Faust *                  /s/ John R. Petty *
   ------------------------------        -------------------------------
       James L. Faust, Director              John R. Petty, Director


                                              /s/ Bruce Van Wagner *
   ------------------------------        -------------------------------
        Samuel K. Skinner, Director           Bruce Van Wagner, Director


       /s/ Mary Agnes Wilderotter *
   ------------------------------
   Mary Agnes Wilderotter, Director


   * By:  /s/ Lawrence A. Margolis
          -----------------------
          Lawrence A. Margolis

                                EXHIBIT INDEX


   EXHIBIT
   NUMBER

   2.1*           Plan of Merger, among ANTEC Corporation, TSX
                  Corporation ("TSX") and TSX Acquisition Corporation, dated October 28, 1996

   4.1 TSX 1996 Second Amended and Restated Long-Term Incentive Compensation Program (incorporated by reference to Exhibit A to TSX's definitive Proxy Statement dated August 28, 1996 for the 1996 Annual Meeting of TSX stockholders, Commission File No. 1-11814)

   4.2 TSX 1993 Amended and Restated Directors Stock Option Plan (incorporated by reference to Exhibit 4 to TSX's Form S-8, Registration No. 33-84996)

   4.3 First Amendment to the TSX 1993 Amended and Restated Directors Stock Option Plan, dated October 28, 1996

   4.4            TSX 1994 W.H. Lambert Stock Option Agreement
                  (incorporated by reference to Exhibit 10(A)(1)3 to the TSX Form 10-K dated April 30, 1995, Commission File No. 1-11814)

   5* Opinion of Schiff Hardin & Waite as to the legality of the common stock

   5.1 Supplemental Opinion of Schiff Hardin & Waite as to the legality of the Shares

   8.1* Opinion of Schiff Hardin & Waite regarding certain federal income tax matters

   23.1           Consent of Schiff Hardin & Waite (included in Exhibits
                  5 and 5.1)

   23.2           Consent of Ernst & Young LLP

   23.3           Consent of KPMG Peat Marwick LLP

   23.4*          Consent of William H. Lambert

   24.1* Powers of Attorney (included on the original signature page of this Registration Statement)


   *   Previously filed.

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